Exhibit 23.1

Consent of Independent Auditors – Haskell & White LLP

Independent Auditors’ Consent

We consent to the incorporation by reference in Registration Statement No. 33-94102, of Taitron Components Incorporated on Form S-8 of our report dated February 27, 2004, appearing in the Annual Report on Form 10-KSB of Taitron Components Incorporated for the year ended December 31, 2003.

Haskell & White LLP

Irvine, California

March 29, 2004